PART II AND III

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular

June 15, 2022

DRS DIET, INC.

61 ASH STREET

ENGLEWOOD CLIFFS, NJ 07632

(201) 337-6286

BALDEVSANDHU@1800DRSDIET.COM

UP TO 1,000,000 IN SHARES OF Shares of Common Stock

This is the initial offering to members of the public of securities of Drs DIET, Inc., a Delaware Corporation. We are offering 1,000,000 shares of our Shares of Common Stock, par value $0.0001 (“Shares of Common Stock”) at an offering price of $5.00 per share (the “Offered Shares”). This offering will terminate on November 30, 2022, subject to extension for up to 180 days (the “Termination Date”). There will be no escrow of funds. Proceeds from the sale of the offered shares may be used by the Company upon receipt.

The minimum purchase requirement per investor is $100.00 Offered Shares based on the current price per share of Shares of Common Stock; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. We expect to commence the sale of the Offered Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”).

Prior to this offering, there has been no public market for our Shares of Common Stock.

Investing in our Shares of Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 7 for a discussion of certain risks that you should consider in connection with an investment in our Shares of Common Stock.

For further details regarding the Shares of Common Stock, please see “Description of the Shares of Common Stock Being Offered” beginning on page 6 of this Offering Circular

1) We estimate that our total offering expenses, including underwriting discount and commissions, will be approximately $50,000, assuming the minimum offering amount is sold, and $200,000, assuming the maximum offering amount is sold. For more details, please see the section of this Offering Circular captioned “Plan of Distribution.”

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular is following the Offering Circular disclosure format of Part II of Form 1-A.

The date of this Offering Circular is June 15, 2022

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying Offering Circular supplements. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the Medical Devices and Healthcare, Service industry, and the other markets relevant to our operations are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Drs DIET, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

•The effect of extensive government regulation on our business;

•Our ability to secure appropriate funding to finance our and planned capital expenditures; and

In addition, you should refer to the section of this Offering Circular captioned “Risk Factors” for a discussion of other important factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. Additionally, we cannot assure you that the forward-looking statements in this offering circular will prove to be accurate. If the forward-looking statements prove to be inaccurate, the inaccuracy may be material. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. You should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

Our Business

The Drs. Diet app is the most successful way to lose weight. It is a modern-day update of keeping a written food diary which has been shown in many studies to be the single most important component of any weight loss program. With this app you will photograph everything you eat or drink. The simple act of photographically documenting all the calories that you are ingesting naturally leads to a reduction in intake. It is important to be consistent in your photographic documentation because ultimately if you are not successful in losing weight by yourself a 3-month food diary is required by most insurance companies before your doctor can prescribe any medications for weight loss and more invasive procedures such as gastric balloon or bariatric surgery.

Most patients do not require such extreme, invasive measures to lose weight. Our business model is based on the belief that in most cases, analysis of patients’ food diary enables patients to make modest changes which can lead to significant weight loss. This app is not intended to be a substitute for the personalized treatment that patients can obtain from one of the doctors affiliated with our program. However, most patient questions can be answered in our forums where patients can share their experiences with other Drs DIET app users. Our nutritional coaches are also on these forums and can also answer most patient questions. While weight loss varies from patient to patient, a realistic goal is to attempt to lose 2 lbs. a month by reducing the patients’ calorie intake. This enables patients to slowly change their dietary habits so that patients can not only lose the weight but also maintain the new body shape patients create. The Drs DIET app also includes a pictorial right/wrong choice of breakfast, lunch, and dinner meals.

The Drs DIET app also tracks how much money you save when you stick to a healthy diet.

We know incentives work to help reach these weight loss and diet goals. The app includes a tabulator for you to keep track of your savings. Many patients easily save over $150 a month by simply cutting out dessert, an appetizer or that second cocktail or glass of wine. Nothing is more satisfying than watching your savings accumulate while your weight goes down!

Overview

Our Strategy

We plan to sell through physicians and medical professionals who have patients in need of weight loss. We believe that this includes most physicians, including primary care, general practitioners, dieticians, nutritionists, bariatric physicians, and bariatric surgeons, cosmetic practitioners, internal medicine, and orthopedic. We plan to have the founder and other key opinion leaders discuss the Drs DIET program and app data in talks in the medical community, such as at medical conferences.

We also intend to promote the app by engage in keyword optimization to help our Drs DIET app target the right keywords and improve rankings, increasing traffic and downloads in the App Store and Google Play. We also intend to start a blog, engage and post in social media, make videos, seek favorable app reviews, seek favorable media attention, seek awards for the app. We may also engage a public relations firm.

Company Strengths

Our founder and CEO, Dr. Sandhu, has over 43 years of experience in the medical field and specializes in cosmetic, plastic & reconstructive surgery. He has been dealing with the need for patient weight loss for his entire career. Dr. Sandhu founded Drs DIET because he believes that the process in the app, in particular, the food diary, is one of the best strategies for weight loss.

Over the years, Dr. Sandhu has been able to make broad connections in the medical industry. We are hopeful that Dr. Sandhu will be able to leverage his relationships to increase adoption of the app.

Corporate Information

Drs DIET, Inc. is a Delaware Corporation formed on January 14, 2022. We are headquartered at 61 Ash Street, Englewood Cliffs, NJ 07632. Telephone No.: (201) 337-6286. Email: baldevsandhu@1800drsdiet.com. Website: https://drsdiet.com

THE OFFERING

Issuer:	Drs DIET, Inc.

Securities offered:	Up to 1,000,000 shares of our Shares of Common Stock at an offering price of $5.00 per share (the “Offered Shares”).

Number of shares of Common Stock outstanding before the offering:	25,500,000 shares

Number of shares of Common Stock outstanding after the offering:	26,500,000 shares, if the maximum amount of Offered Shares to be are sold

Price per share:	$5.00

Proposed U.S. listing:

We have not applied to list our Common Stock on any stock exchange. In the future, if we are able to execute our business plan and raise sufficient capital, we intend to list our shares on the OTC Markets or NASDAQ. However, as of the date of this offering, we do not qualify for any over-the-counter market or any exchange, including the NASDAQ.

Offering Type:	An offering of Shares of Common Stock by the Company pursuant to Tier 2 of Regulation A, as promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

No sales of Offered Shares will be made anywhere prior to the qualification of the Offering Statement by the SEC.

Termination:	This offering will terminate on November 30, 2022, subject to extension for up to 180 days (the “Termination Date”).

Voting Rights:	Each share of Shares of Common Stock will entitle a holder to 1 vote on all matters submitted to a vote of the stockholders.

Dividend Policy:

Since our inception, we have not paid any dividends on our Common Stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

Use of proceeds:	We intend to use the gross proceeds to inventory of liquid meal replacement drinks, improve our app, working capital, hiring staff, marketing and advertising and performance of financial strategies.

U.S. federal income tax considerations:	For material U.S. federal tax consequences of the acquisition, ownership and disposition of our Common Stock, see “Certain Material U.S. Federal Income Tax Considerations.”

Risk factors:	Investing in our Shares of Common Stock involves a high degree of risk. See “Risk Factors.”

RISK FACTORS

RISKS RELATED TO THE COMPANY AND INDUSTRY

To date, the Company has not generated revenue, does not foresee generating any revenue soon and therefore relies on external financing.

This is a startup Company, and its business model has yet to be proven, marketing has yet to commence, and the app has yet to be used by independent users. While the Company intends to generate revenue in the future, we cannot assure you when or if we will be able to do so.

The Company depends on external financing to fund its operations. The Company anticipates, based on current proposed plans and assumptions relating to its operations that this offering will be sufficient to satisfy the Company’s contemplated cash requirements through approximately year end 2023, assuming that we do not accelerate the development of other available opportunities, engage in extraordinary transactions or otherwise face unexpected events, costs or contingencies, any of which could affect our cash requirements.

We expect capital outlays and operating expenditures to increase over the next several years as we expand the Company’s infrastructure, commercial operations, development activities and establish offices.

Future funding requirements will depend on many factors, including but not limited to the following:

•The financial terms and timing of any collaborations, licensing, or other arrangements into which the Company may enter.

•The rate of progress and cost of development activities.

•The need to respond to technological changes and increased competition.

•The costs of filing, prosecuting, defending, and enforcing any patent claims and other intellectual property rights.

•The cost of expanding operations.

•The cost and delays in product development that may result from changes in regulatory requirements applicable to the Company’s products.

•Sales and marketing efforts to bring these new product candidates to market.

•Unforeseen difficulties in establishing and maintaining an effective sales and distribution network. and

•Lack of demand for and market acceptance of the Drs DIET app.

The Company may have difficulty obtaining additional funding and we cannot assure you that additional capital will be available when needed, if at all, or if available that it will be obtained on terms acceptable to the Company. If we raise additional funds by issuing additional debt securities, such debt instruments may provide for rights, preferences, or privileges senior to the Securities. In addition, the terms of the debt securities issued could impose significant restrictions on the Company’s operations. If we raise additional funds through collaborations and licensing arrangements, the Company may be required to relinquish significant rights to its technologies or product candidates, or to grant licenses on terms that are not favorable to the Company. If adequate funds are not available, we may have to delay, scale back, or eliminate some of the Company’s operations or its research development and commercialization activities. Under these circumstances, if the Company is unable to acquire additional capital or is required to raise it on terms that are less satisfactory than desired, it may have a material adverse effect on its financial condition.

The Company has no operating history upon which you can evaluate its performance, and accordingly, its prospects must be considered considering the risks that any new company encounters.

The Company was formed under the laws of Delaware on January 14, 2022. Accordingly, the Company has no history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed operations are subject to all business risks associated with new enterprises. The likelihood of the Company creating a viable business must be considered considering the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the inception of a business, operation in a competitive industry, and the continued development of advertising, promotions, and a corresponding client base. We anticipate that the Company’s operating expenses will increase for the near future. There can be no assurances that the Company will ever operate profitably. You should consider the Company’s business, operations, and prospects considering the risks, expenses and challenges faced as an early-stage company.

The Company may face potential difficulties in obtaining capital.

The Company may have difficulty raising needed capital in the future because of, among other factors, lack of an approved product and revenues from sales, as well as the inherent business risks associated with the Company and present and future market conditions. The business currently does not generate any sales and future sources of revenue may not be sufficient to meet the future capital requirements. We will require additional funds to execute the Company’s business strategy and to conduct operations. If adequate funds are unavailable, we may be required to delay, reduce the scope of or eliminate one or more of our business initiatives cut to preserve capital any of which may materially harm the business, financial condition, and results of operations.

Competition from other weight management and wellness industry participants or the development of more effective or more favorably perceived weight management methods could result in decreased demand for our services and products.

The weight management and wellness marketplace are highly competitive. We compete against a wide range of providers of weight management services and products. Our competitors include: commercial weight management programs; weight loss and wellness apps; surgical procedures; the pharmaceutical industry; the genetics and biotechnology industry; self-help weight management regimens and other self-help weight management products, services and publications, such as books, magazines, websites, and social media influencers and groups; dietary supplements and meal replacement products; healthy living services, coaching, products, content and publications; weight management services administered by doctors, nutritionists and dieticians; government agencies and non-profit groups that offer weight management services; fitness centers; and national drug store chains. As we or others develop new or different weight management services, products, methods or technologies, additional competitors may emerge. Furthermore, existing competitors may enter new markets or expand their offerings or advertising and marketing programs. More effective or more favorably perceived diet and weight and healthy living management methods, including pharmaceutical treatments, fat and sugar substitutes or other technological and scientific advancements in weight management methods, also may be developed. This competition may reduce demand for our services and products.

The purchasing decisions of weight management and healthy living consumers are highly subjective and can be influenced by many factors, such as brand image, marketing programs, cost, social media presence and sentiment, consumer trends, the digital platform, content and user experience, and perception of the efficacy of the service and product offerings. Moreover, consumers can, and frequently do, change approaches easily and at little cost. Any decrease in demand for our services and products may adversely affect our business, financial condition, or results of operations.

The development and commercialization of our services is highly competitive.

The Company faces competition with respect to any products that we may seek to develop or commercialize in the future. The Company’s competitors include major companies worldwide. Many of these competitors have significantly greater financial, technical, and human resources than the Company and superior expertise in research and development and marketing approved services and thus may be better equipped to develop and commercialize services. These competitors also compete with the Company in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect the Company’s competitive position, the likelihood that its services will achieve initial market acceptance and its ability to generate meaningful additional revenues from its products.

The Company may also come to depend on vendors to sell us quality products at favorable prices. Many factors outside the Company’s control, including, without limitation, raw material shortages, inadequate manufacturing capacity, labor disputes, transportation disruptions or weather conditions, could adversely affect our vendors' ability to deliver to us quality merchandise at favorable prices in a timely manner. Furthermore, financial, or operational difficulties with a particular vendor could cause that vendor to increase the cost of the products or decrease the quality of the products we purchase from it. Vendor consolidation could also limit the number of suppliers from which the Company may purchase products and could materially affect the prices we pay for these products.

The Company may implement new lines of business or offer new products and services within existing lines of business.

There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, the Company may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved, and price and profitability targets may not prove feasible. The Company may not be successful in introducing new products and services in response to industry trends or developments in technology, or those new products may not achieve market acceptance. As a result, the Company could lose business, be forced to price products and services on less advantageous terms to retain or attract clients or be subject to cost increases. As a result, the Company’s business, financial condition or results of operations may be adversely affected.

Demand for the Company’s products and services may be highly correlated with general economic conditions.

A substantial portion of the Company’s revenue is expected to be derived from discretionary spending by individuals, which typically falls during times of economic instability. Declines in economic conditions in the U.S. or in other countries in which the Company operates may adversely impact our consolidated financial results. Because such declines in demand are difficult to predict, the Company or the industry may have increased excess capacity as a result. An increase in excess capacity may result in declines in prices for the Company’s products and services.

The use of individually identifiable data by the Company’ s business, our business associates and third parties are regulated at the state, federal and international levels.

Costs associated with information security – such as investment in technology, the costs of compliance with consumer protection laws and costs resulting from consumer fraud – could cause the Company’s business and results of operations to suffer materially. Additionally, the success of our online operations depends upon the secure transmission of confidential information over public networks, including the use of cashless payments. The intentional or negligent actions of employees, business associates or third parties may undermine the Company’s security measures. As a result, unauthorized parties may obtain access to the Company’s data systems and misappropriate confidential data. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other developments will prevent the compromise of our customer transaction processing capabilities and personal data. If any such compromise of the Company’s security or the security of information residing with our business associates or third parties were to occur, it could have a material adverse effect on our reputation, operating results and financial condition. Any compromise of our data security may materially increase the costs the Company incurs to protect against such breaches and could subject us to additional legal risk.

Through our operations, we expect to collect and store certain personal information that our customers provide to purchase products or services, enroll in promotional programs, register on our app, website, or otherwise communicate and interact with us.

The Company may share information about such persons with vendors that assist with certain aspects of our planned business. Security could be compromised, and confidential customer or business information misappropriated. Loss of customer or business information could disrupt the Company’s operations, damage our reputation, and expose us to claims from customers, financial institutions, payment card associations and other persons, any of which could have an adverse effect on our business, financial condition, and results of operations. In addition, compliance with tougher privacy and information security laws and standards may result in significant expense due to increased investment in technology and the development of new operational processes.

Security breaches and other disruptions could compromise the Company’s information and expose us to liability, which would cause our business and reputation to suffer.

The Company intends to collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, and personally identifiable information of our employees, in data centers that we may use and on our networks. The secure processing, maintenance and transmission of this information is important. Despite the Company’s intended security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, disrupt our operations and the services we provide to clients and damage our reputation, and cause a loss of confidence in our services. which could adversely affect the Company’s business operating margins, revenues, and competitive position.

The Company's success depends on the experience and skill of its founder.

In particular, the Company is dependent on its founder who is crucial to operations of the Company. The Company intends to enter into employment agreements with key staff although there can be no assurance that it will do so or that they will continue to be employed by the company for a particular period of time. The loss of our founder could harm the Company's business, financial condition, cash flow and results of operations.

We expect to rely on various intellectual property rights, including specific trademarks and copyrighted material, to operate our business.

Such intellectual property rights, however, may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on non-disclosure and noncompetition agreements with employees, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights.

As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our patent rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management's attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

The amount of capital the Company is attempting to raise in this Offering is not enough to sustain the Company's current business plan.

In order to achieve the Company's near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause a Purchaser to lose all or a portion of his or her investment.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property and goods and services taxes, in the U.S.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates are reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income-based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurance that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

If we fail to attract and retain enough sufficiently trained customer service associates and other personnel to support our operations, our business and results of operations will be seriously harmed.

We plan to rely on customer service associates, and our success may depend to a significant extent on our ability to attract, hire, train and retain qualified customer service associates. Our management believes that in the current employment climate in U.S., it is difficult to find employees willing to work in customer service related jobs period there appears to be more demand than supply of employees this creates a significant risk that we may be understaffed and unable to provide adequate customer service period. Companies in our industry, including us, experience high employee attrition. A significant increase in the attrition rate among our customer service associates could decrease our operating efficiency and productivity. Our failure to attract, train and retain customer service associates with the qualifications necessary to fulfill the needs of our existing and future clients would seriously harm our business and results of operations.

Our business and financial condition may be impacted by military actions, global terrorism, natural disasters and political unrest. Natural disasters and political unrest domestically and overseas could impact our business

Additionally, hurricanes or other unanticipated catastrophes, both in the U.S. and globally, could disrupt our operations and negatively impact our business as well as disrupt our clients' businesses, which may result in a further adverse impact on our business. As a result, significant disruptions caused by such events could materially and adversely affect our business and financial condition.

RISKS RELATED TO THIS OFFERING

Neither the Offering nor the Securities have been registered under federal or state securities laws, leading to an absence of certain regulation applicable to the Company.

No governmental agency has reviewed or passed upon this Offering, the Company, or any Securities of the Company. The Company has not registered this Offering under the Securities Act in reliance on exemptions from such registration. The Company also has relied on exemptions from securities registration requirements under applicable state securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

No Guarantee of Return on Investment

There is no assurance that a Purchaser will realize a return on its investment or that it will not lose its entire investment. For this reason, each Purchaser should read the Memorandum and all Exhibits carefully and should consult with its own attorney and business advisor prior to making any investment decision.

The Company is completely owned and controlled by a single person, its founder Dr. Sandhu.

Prior to the Offering, the Company's founder Dr. Sandhu owns 100% of the Company. Subject to any fiduciary duties owed to our other owners or investors under U.S. law, Dr. Sandhu is able and likely to exercise significant influence over matters requiring owner approval including the election of directors or managers and approval of significant Company transactions and will have significant control over the Company's management and policies. Some of these persons may have interests that are different from yours. For example, Dr. Sandhu may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price potential investors are willing to pay for the Company. In addition, Dr. Sandhu could use his voting influence to maintain the Company's existing management, delay or prevent changes in control of the Company, or support or reject other management and board proposals that are subject to owner approval.

The Company has the right to extend the Offering deadline.

The Company may extend the Offering deadline beyond what is currently stated herein. This means that the Company may attempt to raise the money even after the Offering deadline stated herein is reached.

There is no present market for the Securities, and we have arbitrarily set the price.

We have arbitrarily set the price of the Securities with reference to the general status of the securities market and other relevant factors. The Offering price for the Securities should not be considered an indication of the actual value of the Securities and is not based on our net worth or prior earnings. We cannot assure you that the Securities could be resold by you at the Offering price or at any other price.

The common stock purchased pursuant to this offering will be equity interests in the Company and will not constitute indebtedness.

The common stock that is purchased in this Offering will rank junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, for which principal and interest would customarily be payable on specified due dates, there will be no specified payments of dividends with respect to the Securities and dividends are payable only if, when and as authorized and declared by the Company and depend on, among other matters, the Company's historical and projected results of operations, liquidity, cash flows, capital levels, financial condition, debt service requirements and other cash needs, financing covenants, applicable state law, federal and state regulatory prohibitions and other restrictions and any other factors the Company's board of directors deems relevant at the time. In addition, the terms of the Securities will not limit the amount of debt or other obligations the Company may incur in the future. Accordingly, the Company may incur substantial amounts of additional debt and other obligations that will rank senior to the Securities.

You will not have a vote or influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You, as a Purchaser, will have a very limited ability to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or managers of the Company. Accordingly, no person should purchase a Security unless he or she is willing to entrust all aspects of management to the Company.

Purchasers Will Not Participate in Management

Dr. Sandhu has full responsibility for managing our Company. The Purchasers will not be entitled to participate in the management or operation of the Company or in the conduct of its business. The Purchasers may not vote their Securities in the election of the Company officers or for any other reason, except in limited circumstances as allowed under Securities law.

Your ownership of the shares of Drs DIET, Inc. stock will be subject to dilution.

Owners of Common Stock do not have preemptive rights. If the Company conducts subsequent offerings of or securities convertible into shares, issues shares pursuant to a compensation or distribution reinvestment plan or otherwise issues additional shares, investors who purchase shares in this Offering who do not participate in those other stock issuances will experience dilution in their percentage ownership of the Company's outstanding shares. Furthermore, shareholders may experience a dilution in the value of their shares depending on the terms and pricing of any future share issuances (including the shares being sold in this Offering) and the value of the Company's assets at the time of issuance.

There can be no assurance that we will ever provide liquidity to Purchasers through either a sale of the Company or a registration of the Securities.

There can be no assurance that the common stock issued in this offering will ever be tradeable on the over-the-counter markets or any Stock Exchange. There can also be no assurance that any form of merger, combination, or sale of the Company will take place, or that any merger, combination, or sale would provide liquidity for Purchasers. Furthermore, we may be unable to register the Securities for resale by Purchasers for legal, commercial, regulatory, market-related or other reasons. In the event that we are unable to effect a registration, Purchasers could be unable to sell their Securities unless an exemption from registration is available.

The securities will not be freely tradable until one year from the initial purchase date. Although the securities may be tradable under federal securities law, state securities regulations may apply and each Purchaser should consult with his or her attorney.

You should be aware of the long-term nature of this investment. There is not now and likely will not be a public market for the shares. Because the shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the shares have transfer restrictions and cannot be resold in the United States except pursuant to an exemption. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the shares may also adversely affect the price that you might be able to obtain for the company in a private sale. Purchasers should be aware of the long-term nature of their investment in the Company. Each Purchaser in this Offering will be required to represent that it is purchasing the Securities for its own account, for investment purposes and not with a view to resale or distribution thereof.

Neither the Offering nor the Securities have been registered under federal or state securities laws, leading to an absence of certain regulation applicable to the Company.

No governmental agency has passed upon this Offering, the Company, or any Securities of the Company. The Company also has relied on exemptions from securities registration requirements under applicable state securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

No Guarantee of Return on Investment.

There is no assurance that a Purchaser will realize a return on its investment or that it will not lose its entire investment. For this reason, each Purchaser should read the prospectus and all Exhibits carefully and should consult with its own attorney and business advisor prior to making any investment decision.

DILUTION

As of the date of this Offering Circular, we had issued 25,500,000 shares of our Common Stock and have 25,500,000 shares of Common Stock outstanding. The term “dilution” refers to the reduction (as a percentage of the aggregate shares outstanding) that occurs for any given share of stock when additional shares are issued. If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 3.77% of the total outstanding shares of our Common Stock. We anticipate that subsequent to this Offering we may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into Common Stock. Such future fund raising will further dilute the percentage ownership of the Shares sold in this Offering in the Company.

If you invest in Shares of our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this Offering. As of January 14, 2022, our net tangible book value was approximately $5,100. Based on the 25,500,000 shares of our Common Stock issued and outstanding as of the date of this Offering Circular, that equates to a net tangible book value of approximately $0.0002 (less than one-hundredth of one cent) per share of our Common Stock on a pro forma basis. Net tangible book value per share consists of total stockholders’ equity adjusted for the retained earnings (deficit), divided by the total number of shares of Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $0.1879 (between eighteen and nineteen cents) per share of our Common Stock.

Thus, if this Offering is fully subscribed, the net tangible book value per share of our Common Stock owned by our current stockholders will have immediately increased by approximately $0.1877 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted by $4.81 per Share. These calculations do not include the costs of this Offering after January 14, 2022 and such expenses will cause further dilution.

The following table illustrates this per Share dilution:

Offering price per Share*	$5.00
Net Tangible Book Value per Share before Offering (based on Net Tangible Book Value as of January 14, 2022, and 25,500,000 shares of Common Stock outstanding as of the date of this Offering Circular)	$0.0002
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 1,000,000 Shares)	$0.1877
Net Tangible Book Value per Share after Offering (based on Net Tangible Book Value as of January 14, 2022, and 26,500,000 shares of Common Stock to be outstanding after Offering)	$0.1879
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$4.81

*Before deduction of Offering expenses after January 14, 2022.

PLAN OF DISTRIBUTION

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download from Company’s web platform, as well as on the SEC’s website at www.sec.gov.

The Common Shares are self-underwritten and are being offered and sold by the Company on a best-efforts basis. No compensation will be paid to any principal of the Company, or any affiliated company or party with respect to the sale of the Common Shares. This means that no commissions or other compensation will be paid for the sale of the Common Shares offered by the Company.

We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the Offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction.

Neither the Company, its principals, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into the Company’s account. This account is not held by an escrow agent nor subject to any escrow agreement.

The Company plans use the founder’s network of medical professionals to solicit investments as well as various forms of advertisement. The Company, subject to Rule 255 of the Securities Act of 1933 and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We will offer the securities as permitted by Rules 251 (d)(1)(iii) and 251(d)(3)(i)(F) of Regulation A whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent Offering circular filed with the Commission for the Offering. The Company plans to solicit investors at medical conferences and through a variety of media and internet advertising.

Additionally, the Company intends to conduct its operations so that the Company will not meet the definition of investment company under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and, accordingly, the Company does not intend to register as an investment company under the Investment Company Act.

In order to subscribe to purchase this Offering, a prospective investor must either electronically or manually complete, sign and deliver an executed purchase agreement for the Common Shares (“Subscription Agreement”) to the Company at 61 Ash Street, Englewood Cliffs, NJ 07632, and submit payment by way of check or wire transfer payable to “Drs DIET, Inc.”. The Offering will remain open from the date on which the Offering statement is qualified until November 30, 2022. All investor funds will go directly to the Company based on payment instructions provided on the Platform in accordance with the Subscription Agreement and will be immediately released to the Company on an ongoing basis as received from Investors and accepted by the Company. Investors can complete the Subscription Agreement at https://www.equitytrack.co/, a funding platform operated by Equity Track.

There is currently no trading market for the Common Shares and no trading market is expected to ever develop. As a result, Investors should be prepared to retain this Offering for as long as this Offering remain outstanding and should not expect to benefit from any Common Share price appreciation.

In compliance with Rule 253(e) of Regulation A, the Company will revise the Offering statement, of which this Offering Circular forms a part, during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering statement, of which this Offering Circular forms a part, and be requalified under Rule 252 of Regulation A.

Determination of Offering Price

The Offering Price is arbitrary with no relation to the value of the Company. Since the Common Shares are not listed or quoted on any exchange or quotation system, the Offering Price of the Common Shares was arbitrarily determined. The Offering Price was determined by the Company and is based on its own assessment of its financial condition and prospects, limited Offering history and the general condition of the securities market. It does not necessarily bear any relationship to book value, assets, past operating results, financial condition or any other established criteria of value.

Subscription Process

Investors seeking to purchase Common Shares should proceed as follows:

•Read this entire Offering Circular and any supplements accompanying this Offering Circular.

•Electronically or manually complete and execute a copy of the Subscription Agreement.

•Electronically provide the required Subscription Agreement information and any additional information to Equity Track., (the “Platform”) at https://www.equitytrack.co/, or manually provide the required Subscription Agreement information and any additional information to the Company at 61 Ash Street, Englewood Cliffs, NJ 07632, Attention: Subscription Agreement Department.

By executing the Subscription Agreement and paying the total purchase price for the Common Shares you are interested in purchasing, which payment is made directly to the Company based on payment instructions provided on the Platform in accordance with the Subscription Agreement, and immediately deposited by Company, you will be deemed to (i) agree to all of the provisions of the Subscription Agreement attached hereto as Exhibit 4, (ii) agree to all of the provisions of the Company Articles of Incorporation attached hereto as Exhibit 2, (iii) agree to all of the provisions of the Company Bylaws attached hereto as Exhibit 2, (iv) agree to the relevant restrictions outlined herein, and (v) attest that you meet the minimum standards of a “qualified purchaser,” and that, if you are not an “accredited investor,” such subscription for this Offering does not exceed 10% of the greater of your annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be irrevocable, and effective only upon the Company’s acceptance and the Company reserves the right to reject any subscription in whole or in part.

Following the date on which the SEC qualifies the Offering, subscriptions will be accepted or rejected within ten (10) business days of receipt by the Company. The Company will not draw funds from any subscriber until the date your subscription is accepted. If the Company accepts your subscription, it will email you a confirmation.

Investment Limitations if We Do Not Obtain a Listing on a National Securities Exchange

As set forth in Title IV of the JOBS Act, there are no limits on how many shares an investor may purchase if the offering results in a listing of our Stock on NASDAQ or other national securities exchange. The following would apply only if we were unable to obtain a listing on a national securities exchange and we seek for our Stock to be quoted on the OTCQB.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see “How to Calculate Net Worth” below). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

How to Calculate Net Worth: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in the offering. The only type of investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years and have a reasonable expectation of reaching the same income level in the current year.

(ii)You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares.

(iii)You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer.

(iv)You are an organization described in Section 501(c)(3) of the Internal Revenue Code, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000.

(v)You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940.

(vi)You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor.

(vii)You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

If we are unable to obtain a listing on a national securities exchange, the subscription agreement will include a representation by the investor to the effect that, if you are not an Accredited Investor, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

USE OF PROCEEDS

We estimate that the maximum net proceeds we will receive from this offering may be approximately $2,500,000, after deducting estimated offering expenses. We cannot guarantee that we will raise the total estimated amount of proceeds or that we will raise any amount at all. We intend to use the proceeds of the Offering, net of any federal and state income taxes, for the following purposes:

Expense Category

•Advertising and Marketing.

•General and Administrative

•Inventory

The use of proceeds is not expected to materially vary based on the amount raised in the Offering.

We would expect to modify our use of proceeds as outlined above depending on the proceeds raised. These variations are based on management’s view of the best use of proceeds to benefit the company and its stakeholders.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we were to secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DESCRIPTION OF THE BUSINESS

Company History

The Company was formed on January 14, 2022. Prior to incorporation, Dr. Sandhu conceptualized and built the Drs DIETapp which he contributed to the Company upon formation. The Company has been self-funded from Dr. Sandhu.

Existing Operations

We are currently engaged solely in startup operations.

Marketing, Advertising and Growth Strategy

We plan to sell through physicians and medical professionals who have patients in need of weight loss. We believe that this includes most physicians, including primary care, general practitioners, dieticians, nutritionists, bariatric physicians, and bariatric surgeons, cosmetic practitioners, internal medicine, and orthopedic. We plan to have the founder and other key opinion leaders discuss the Drs DIET program and app data in talks in the medical community, such as at medical conferences.

We also intend to promote the app by engage in keyword optimization to help our Drs DIET app target the right keywords and improve rankings, increasing traffic and downloads in the App Store and Google Play. We also intend to start a blog, engage and post in social media, make videos, seek favorable app reviews, seek favorable media attention, seek awards for the app. We may also engage a public relations firm.

Seasonality

Our business is expected to be seasonal due to the importance of the winter season to our overall customer recruitment expectation. Therefore, our number of users in the first quarter of the year is anticipated to be higher than the number in other quarters of the year and reflect a decline over the course of the year.

Competition

We compete in the global weight management and wellness market. The weight management and wellness industries include commercial weight management programs; weight loss and wellness apps; surgical procedures; the pharmaceutical industry; the genetics and biotechnology industry; self-help weight management regimens and other self-help weight management products, services and publications, such as books, magazines, websites, and social media influencers and groups; dietary supplements and meal replacement products; healthy living services, coaching, products, content and publications; weight management services administered by doctors, nutritionists and dieticians; government agencies and non-profit groups that offer weight management services; fitness centers; and national drug store chains. We also compete with various self-help diets, products, services and publications, such as free weight management apps. Our management believes that competition among commercial weight management programs is largely based on program recognition and reputation, the effectiveness, safety and price of the program and the related digital platform, content, and user experience. As of the date of this Offering circular, we have no history of program recognition, reputation, effectiveness, or safety upon which a comparable track record has been established.

Weight Loss Industry

Our management believes the total U.S. weight loss market is in the tens of billions of dollars. The industry consists of the following:

•Commercial Chains. Samples include Weight Watchers, NutriSystem, Jenny Craig, Medifast, and others which our management believes is a $3 to $4 billion sector.

•Meal replacements. These include shakes, nutrition bars and over-the-counter diet pills which our management believes is a $5 to $6 billion sector. These products have largely escaped effects of the pandemic due to their price and easy availability at grocery and convenience stores and multi-level-marketing channels, which remained open during the pandemic.

•Medical weight loss programs: These programs are delivered primarily out of hospitals, clinics, and physician offices. Our management believes is a $3 to $4 billion sector. This segment of the weight loss market was hit hardest by the pandemic due to closures of programs based in hospitals, clinics, and physician offices. Hospitals were scrambling to service Covid-19 patients, not weight loss patients.

•Prescription weight loss drugs: These drugs are prescribed primarily out of hospitals, clinics, and physician offices. Our management believes this to be a $0.5 to $0.7 billion sector. Our management believes that such sales have declined as medical program caseloads at doctors’ offices, clinics, and hospitals declined.

•Low-cal frozen dinner entrées: Sales of frozen diet dinners are increasing as consumers shift to greater usage of convenient and frozen foods. Better packaging and manufacturer product innovations have helped significantly. Our management believes this to be a $2 to $3 billion sector.

•Diet soft drinks and artificial sweeteners. Our management believes this to be a $20 to $22 billion sector. Management believes that this sector is declining due to consumers avoiding products containing artificial flavors and chemicals to “eat clean.”

Regulations

A number of laws and regulations govern our advertising and marketing, services, products, operations and relations with consumers, licensees, franchisees, coaches, guides, employees and government authorities in the countries in which we operate. Certain federal, state, and foreign agencies, such as the U.S. Federal Trade Commission, or FTC, and the U.S. Food and Drug Administration, or FDA, regulate and enforce such laws and regulations relating to advertising and marketing, promotions, packaging, labeling, privacy, consumer pricing and billing arrangements and other consumer protection matters.

We may become subject to many distinct employment, labor, commercial, benefits and tax laws and regulations in each jurisdiction in which we operate, including regulations affecting our employment and wage and hour practices and our relations with our agents, consultants, and employees. Laws and regulations directly applicable to data protection and communications, operations, or commerce over the Internet, such as those governing intellectual property, privacy and taxation, continue to evolve. Our operations are subject to these laws and regulations, and we plan to monitor their development and our compliance. In addition, we are subject to other laws and regulations in the United States and, one day, internationally.

During the mid-1990s, the FTC filed complaints against several commercial weight management providers alleging violations of federal law in connection with the use of advertisements that featured testimonials, claims for program success and program costs. Our management believes that businesses that cater toward health and weight loss may be subject to heightened scrutiny by regulatory agencies.

Target Customers

The Company's target customers include anyone who is monitoring their weight or in need of weight loss. Statistically, this includes a significant number of people in the developed world. For example,

•Worldwide obesity has nearly tripled since 1975.

•In 2016, more than 1.9 billion adults, 18 years and older, were overweight. Of these over 650 million were obese.

•39% of adults aged 18 years and over were overweight in 2016, and 13% were obese.

•Most of the world's population live in countries where overweight and obesity kills more people than underweight.

•39 million children under the age of 5 were overweight or obese in 2020.

•Over 340 million children and adolescents aged 5-19 were overweight or obese in 2016.

•Obesity is preventable.

Pricing

The pricing for our product is expected to be $19 per user, per month.

INTELLECTUAL PROPERTY

Trademarks

We have three trademarks, Drs DIETTM , Leanaplex®   and 1 800 Drs DIET®

Drs DIET®

On January 27, 2022, our founder Dr. Baldev Sandhu filed for a trademark on the name Drs DIET. Dr. Sandhu has assigned the trademark to the Company. The serial number for the application is 97242345. The scope of the trademark that is in the registration process is “Weight management services, namely, providing weight loss and/or weight maintenance programs; Consulting to individuals and communities engaged in group weight loss programs; Health assessment services, namely, providing metabolic assessment profiles (MAP) to clients obtained by using a portable metabolic measurement system in the nature of a unique, heart-rate based overview of their own metabolism in order to assist in reaching weight loss, sports performance, health, fitness, and wellness-related goals; Health spa services, namely, providing weight loss programs; Medical clinic providing weight loss solutions, services and programs, nutrition counseling, hormone therapy, including, bioidentical hormone replacement, anti-aging therapy, and natural hormone therapy, medical aesthetic procedures, including, laser hair removal, laser peels, botulinum toxin treatments, microdermabrasion, liposuction, vein treatments, vein therapy, cellulite treatments, body contouring treatments, injectable filler treatments, facials, and skin care; Providing weight loss program services; Providing weight loss programs and cosmetic body care services in the nature of non-surgical body contouring; Providing a website featuring information and advice in the fields of diet, weight loss, diet planning and lifestyle wellness; Providing an interactive website featuring information and links relating to healthy living and weight loss; Providing information in the field of surgical weight loss; Providing information in the fields of diet and weight loss via a website; Providing laser therapy for treating nicotine addiction and aiding in weight loss; Providing medical advice in the field of weight loss; Providing medical advice in the field of bariatric surgery and surgical weight loss procedures.”

The Company believes that it has the common law trademark to Drs DIET and that the trademark will eventually become registered. However, there is no assurance that successful registration will occur.

Leanaplex®

Leanaplex®, USPTO Registration #6461603, is a registered trademark assigned to the company by its founder Dr. Baldev Sandhu. The scope of the trademark is “Vitamins; Dietary supplements; Food supplements; Meal replacement drink mixes adapted for medical use; Mineral supplements; Nutritional supplements; Chocolate-based meal replacement shakes for weight loss purposes; Dietary and nutritional supplements used for weight loss; Dietary supplements in the nature of weight loss powders.”

1 800 Drs DIET®

1 800 Drs DIET®, USPTO Registration #78726293 is a registered trademark assigned to the company by its founder Dr. Baldev Sandhu. The scope of the trademark is providing health information in the field of weight reduction diet planning and weight gain diet planning by physicians via an electronic communications network.

Telephone number and Websites

We also own the rights to the anagrammatic phone number 1800 Drs DIET. We also own the web domains: drsdiet.com, 1800drsdiet.com,and leanaplex.com

DESCRIPTION OF PROPERTY

Our principal office is located at 61 Ash Street, Englewood Cliffs, NJ 07632, which is the residence of the majority stockholder and sole officer and director. The space is believed to be suitable for our operations for the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis together with the financial statements and the related notes to those statements included elsewhere in this offering statement. This discussion contains forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth in the section of the prospectus captioned “Risk Factors” and elsewhere in this offering statement, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

Drs DIET, Inc. is a Delaware Corporation founded on January 14, 2022. Since its founding, the company has been involved in startup activities including causing assignment of intellectual property to the company from its founder, preparing offering documents and planning future operations.

Liquidity and Capital Resources

Sources of Funds

Corporate Development has been funded by the Company President.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenue generated, and expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Plan of Operations

We plan to develop our business by getting as many users as possible to use our Drs DIET app and program as soon as possible. We expect to accomplish this by making potential customers aware through physicians and medical professionals who have patients in need of weight loss. We believe that this includes most physicians, including primary care, general practitioners, dieticians, nutritionists, bariatric physicians, and bariatric surgeons, cosmetic practitioners, internal medicine, and orthopedic. We plan to have the founder and other key opinion leaders discuss the Drs DIET program and app data in talks in the medical community, such as at medical conferences.

We also intend to promote the app by engage in keyword optimization to help our Drs DIET app target the right keywords and improve rankings, increasing traffic and downloads in the App Store and Google Play. We also intend to start a blog, engage and post in social media, make videos, seek favorable app reviews, seek favorable media attention, seek awards for the app. We may also engage a public relations firm.

Recent Sales of Equity Securities

The Company issued 25,500,000 shares of common stock to six persons in connection with its organization. The shares were issued for services or nominal consideration.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Management

The following sets forth information about our executive officers and management team.

Baldev Sandhu, president and director

Baldev Sandhu, MD is sole our president and a member of the board of directors. He is a Cosmetic, Plastic & Reconstructive Surgery Specialist in Englewood Cliffs, New Jersey with over 43 years of experience in the medical field. He graduated from University Of Glasgow, Faculty Of Medicine medical school in 1979. He is affiliated with Englewood Hospital And Medical Center.

Lester Mengersen, director

Lester Mengersen is a member of the board of directors. He has worked as a Web Designer / Graphic Designer for Dr. Sandhu’s medical practice since March 2013. His job functions include developing multiple company websites using HTML, CSS3 and Word Press. He engages in applied Search Engine Optimization techniques to several company websites to reach 1st page on Google. He has created ads, marketing material, Branding and retouched photos using Photoshop and Illustrator. He has run successful Google and Yahoo Adwords Campaigns, built and managed professional Facebook site and ran successful Facebook ad campaigns. He has also updated main website using HTML and CSS3 for responsive design, developed and managed content as necessary for company websites and hand coded and Utilized Dreamweaver for HTML and CSS3. He has an associate degree from Bergen Community College in Applied Science (Graphic Design).

LEGAL PROCEEDINGS

Previous Lawsuits

The Company does not have any previous material legal proceedings.

Ongoing Lawsuits

The Company does not have any ongoing material legal proceedings.

Properties

Our principal office is located at 61 Ash Street, Englewood Cliffs, NJ 07632, which is the residence of the majority stockholder and sole officer and director. The space is believed to be suitable for our operations for the foreseeable future.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table summarizes the compensation of the three highest paid persons who were our executive officers since inception:

Name	Title	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Dr. Baldev Sandhu	CEO	$-	$-	$-

Director Compensation

We do not compensate our directors for their service as directors at this time. We intend to compensate our directors in the form of cash or stock in the future.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the total number and percentage of our shares of Stock that will be beneficially owned on June 15, 2022 by: (1) each holder of more than 10% of our Stock, including executive officers and directors individually; and (2) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules (See Rule 13d-3(d)(1) of the Securities Exchange Act of 1934 for more detail) and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Stock that such person or any member of such group has the right to acquire within 60 days of June 15, 2022. For purposes of computing the percentage of outstanding shares of our Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days from June 15, 2022 are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

[table of Security Ownership of Management on next page]

Title of Class of Voting Securities	Name and Address of Beneficial Owner	Amount and nature of beneficial ownership (3)(4)(5)	Amount and nature of beneficial ownership	Percent of class
common	Dr. Baldev Sandhu (1)	24,750,000	Direct	97.1%
common	Lester Mengersen (2)	50,000	Direct	0.2%
Total officers, directors and 10% holders as a group (2 persons)		24,800,000		97.3%

(1)Dr. Sandhu is CEO and a member of the Board of Directors. Dr. Sandhu owns 23,750,000 shares of common stock. His wife Sandipa Dublish owns 1,000,000 shares which are included with Dr. Sandhu's shares for the purpose of calculation of this table. The address for Dr. Sandhu is 61 Ash Street, Englewood Cliffs, NJ 07632.

(2)Mr. Mengersen is a member of the Board of Directors. The address for Mr. Mengersen is 100 E 7th St Clifton, NJ 07011.

(3)This includes voting and/or dispositive power over any security or power acquirable with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect if such security or power is acquirable (A) through the exercise of any option, warrant or right; (B) through the conversion of a security; or (C) pursuant to the power to revoke a trust, discretionary account, or similar arrangement.

(4)The right to acquire beneficial ownership of the security includes but is not limited to any right to acquire: (A) through the exercise of any option, warrant or right; (B) through the conversion of a security; (C) pursuant to the power to revoke a trust, discretionary account, or similar arrangement; or (D) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

(5)For purposes of computing the percentage of outstanding shares of our Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days from June 15, 2022 are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company is completely controlled by Dr. Sandhu. In connection with formation of the Company, Dr Sandhu caused 23,750,000 shares of common stock to be issued to himself and 1,000,000 shares issued to his wife.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

SECURITIES BEING OFFERED

The following descriptions of the terms of our securities, certain provisions of Delaware law and certain provisions of our certificate of incorporation and Bylaws are summaries, do not purport to be complete and are subject to and qualified in their entirety by reference to our certificate of incorporation and Bylaws, copies of which are filed as exhibits to the Offering Statement of which this offering circular is a part. See “Where You Can Find More Information.”

We are a corporation organized on January 14, 2022. Our certificate of incorporation provides for one class of Common Stock, consisting of 90,000,000 Common, par value $0.0001 per share and 10,000,000 shares of undesignated Preferred Stock, par value $0.0001 per share.

All of the outstanding shares of Common Stock are, and the common shares offered by this Offering circular will be, duly authorized, validly issued, fully paid and non-assessable.

Holders of common shares have no conversion, exchange, sinking fund, or appraisal rights, no preemptive rights to subscribe for any securities of our Company, and no preferential rights to distributions.

Common Stock

As of June 15, 2022, we had 25,500,000 shares of Common Stock outstanding held by one stockholder of record.

Fully Paid and Non-assessable

All outstanding shares of Shares of Common Stock are, and the Shares of Common Stock to be outstanding upon completion of this offering will be, duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

As of June 15, 2022, the Company has authorized 10 million shares of preferred stock, but none of that preferred stock has been designated. In the future, the Company may designate any number of classes of preferred stock which may include particular characterizations such as conversion rights, dividend rights, redemption rights, liquidation rights, and other rights, some or all of which may be superior to the rights of the common stockholders.

LEGAL MATTERS

Certain legal matters with respect to the shares of Shares of Common Stock offered hereby will be passed upon by Company Securities Counsel.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of Pinnacle Accountancy Group of Utah (a dba of Heaton & Company, PLLC) (“Pinnacle”), a full-services CPA firm based in Farmington, Utah. Pinnacle is our independent accountant and registered with the Public Company Accounting Oversight Board headquartered in Washington DC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Shares of Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this offering, we will be required to file periodic reports and other information with the SEC pursuant to Regulation A. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Drs DIET, Inc.

We have audited the accompanying balance sheets of Drs DIET, Inc. (“the Company”) as of February 28, 2022 and the related statements of operations, stockholder's deficit, and cash flows for the period January 14, 2021 (inception) through February 28, 2022. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Drs DIET, Inc. as of February 28, 2022 and the results of its operations and its cash flows for the period January 14, 2021 (inception) through February 28, 2022, in conformity with accounting principles generally accepted in the United States (GAAP).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2022.

Heaton & Company, PLLC

Farmington, Utah

June 15, 2022

Drs Diet, Inc.

Balance Sheet

As of,

February 28 2022

Assets:
Current assets:
Cash and cash equivalents	$4,125
Total assets	$4,125

Stockholders' equity:
Preferred stock par value $0.0001 per share; 10,000,000 shares authorized; none issued and outstanding	-
Common stock par value $0.0001 per share; 90,000,000 shares authorized; and 25,500,000 shares issued and outstanding	2,550
Additional paid in capital	3,606
Accumulated deficit	(2,031)
Total stockholders' equity	4,125
Total liabilities and stockholders' equity	$4,125

The accompanying notes are an integral part of these financial statements

Drs Diet, Inc.

Statement of Operations

For the period from inception on January 14, 2022 to February 28, 2022

February 28 2022

Net revenue	$-

Operating expenses
General and administrative	2,031
Total operating expenses	2,031

Operating loss	(2,031)

Net loss before income tax	(2,031)

Income taxes	-

Net loss	$(2,031)

Net loss per share - basic and diluted	$(0.00)

Weighted average shares outstanding - basic and diluted	25,500,000

The accompanying notes are an integral part of these financial statements

Drs Diet, Inc.

Statement of Changes in Stockholders' Equity

For the period from Inception on January 14, 2022 to February 28, 2022

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance January 14, 2022 (inception)	-	$-	-	$-	$-	$-	$-
Issuance of common stock for cash	-	-	20,711,297	2,071	2,929	-	5,000
Issuance of common stock for trademark contribution	-	-	4,038,703	404	571	-	975
Issuance of common stock for services	-	-	750,000	75	106	-	181
Net loss	-	-	-	-	-	(2,031)	(2,031)
Balance February 28, 2022	-	$-	25,500,000	$2,550	$3,606	$(2,031)	$4,125

The accompanying notes are an integral part of these financial statements

Drs Diet, Inc.

Statement of Cash Flows

For the period from Inception on January 14, 2022 to February 28, 2022

February 28 2022

Cash flows used in operating activities
Net loss	$(2,031)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash trademark expense	975
Stock-based compensation	181
Changes in operating assets and liabilities:
Prepaid expenses	–
Accounts payable	–
Net cash used in operating activities	(875)

Cash flows from financing activities
Proceeds from issuance of common stock	5,000
Net cash provided by financing activities	5,000

Net increase in cash and cash equivalents	4,125
Cash and cash equivalents - beginning of period	–
Cash and cash equivalents - end of period	$4,125

Supplemental cash flow information during the periods ended:
Cash paid for interest	$ –
Cash paid for taxes	$ –

Non-cash investing and financing activities:
Issuance of common stock for trademark acquistion	$975

The accompanying notes are an integral part of these financial statements

Drs DIET, Inc.

NOTES TO FINANCIAL STATEMENTS

From Inception January 14, 2022 through February 28, 2022

NOTE 1: DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Drs DIET, Inc., (the Company), is a startup company, incorporated under the laws of the State of Delaware on January 14, 2022. The Company has elected December 31 as its fiscal year end. The Company plans to provide a food diary app and liquid meal replacement drinks to assist users with diet and weight loss efforts. The Company plans to provide complete medical assessments before deciding whether the patients fit the criteria for these procedures.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates.

Stock-Based Compensation

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee and non-employee services are acquired. Share-based payments to employees and non-employees, including grants of stock options, are recognized as compensation expense in the financial statements based on their grant date fair values. That expense is recognized over the period during which services are to be provided in exchange for the award, known as the requisite service period (usually the vesting period).

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash and cash equivalents at February 28, 2022. As of February 28, 2022 the Company did not have any cash equivalents.

Loss Per Share

Net Loss ($2,031)

Basic and Diluted Loss per Common Share (0.00)

Basic and Diluted Weighted Average Common Shares Outstanding 25,500,000

Intangible Assets

Acquired intangible assets in excess of our capitalization thresholds are stated at cost, net of accumulated amortization. Amortization will be computed using the straight-line method over the estimated useful life of the respective asset acquired, if any. The Company’s intangible assets at February 28, 2022 consist of three trademarks contributed by our founder and controlling investor at a total cost of $975 which has been expensed in the accompanying statement of operations.

Drs DIET, Inc.

NOTES TO FINANCIAL STATEMENTS

From Inception January 14, 2022 through February 28, 2022

NOTE 1: DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued

Income Taxes

The Company accounts for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 2: GOING CONCERN

As reflected in the accompanying financial statements, the Company has limited cash on hand and no revenues. If the Company does not begin to generate sufficient revenue or raise additional funds through financing, the Company may need to incur additional liabilities with certain related parties to sustain the Company's existence. There are currently no plans or agreements in place to provide such funding. The Company will require additional funding to finance the growth of its future operations as well as to achieve its strategic objectives. As a result of the Covid-19 crisis, the Company may experience difficulties in raising these funds due to economic impacts on funding sources. This raises substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and generate revenue. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3: STOCKHOLDER’S EQUITY

As of February 28, 2022, the Company is authorized to issue a total of 100,000,000 shares of $0.0001 par value stock of which 10,000,000 shares have been designated preferred and 90,000,000 have been designated common. The following provides a description of the common stock issuances for the period from inception (January 14, 2022) to February 28, 2022:

On January 14, 2022, the Company issued its founder, Dr. Sandu, 20,711,297 shares of common stock in exchange for cash proceeds totaling $5,000; and 4,038,703 shares of common stock in exchange for three trademarks at a cost of $975.

On January 14, 2022, the Company issued 750,000 fully vested shares of common stock for services with an estimated fair value of $181.

NOTE 5: INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

February 28, 2022
Deferred tax asset:
Net operating loss carryover	184
Valuation allowance	(184)
-

The amount recorded in the accompanying financial statements is as follows:

February 28, 2022
Book income	(184)
Valuation Allowance	184
Income tax expense	-

NOTE 6: SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 9, 2022, which is the date the financial statements were available to be issued and noted there were no subsequent events requiring disclosure.

PART III – EXHIBITS

Exhibit No.	Description
**	Certificate of Incorporation
**	Bylaws

Instruments defining rights of securityholders:

**	Form of Subscription Agreement
Consents
**	Consent of Pinnacle Accountancy Group of Utah
**	Consent of David S. Hunt, PC (included in Exhibit 12.1)
**	Legal Opinion of David S. Hunt, PC

** to be filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood Cliffs, State of New Jersey, on June 15, 2022.

Drs DIET, Inc.

/s/ Dr. Baldev Sandhu
Dr. Baldev Sandhu
CEO, President

Date: June 15, 2022

This offering statement has been signed by the following persons in the capacities and on the dates indicated.